Exhibit 23 - q

                                Power of Attorney

         The undersigned Trustees and officers, as indicated respectively below, of BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, and BT Advisor Funds (each, a "Trust") and Cash Management Portfolio, Treasury Money Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Asset Management Portfolio, Capital Appreciation Portfolio, Intermediate Tax Free Portfolio, and BT Investment Portfolios (each, a "Portfolio Trust") each hereby constitute and appoint the Secretary, each Assistant Secretary and each authorized signatory of each Trust and each Portfolio Trust, each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by a Trust or a Portfolio Trust with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or Portfolio Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned each hereby revoke any Powers of Attorney previously granted with respect to any Trust or Portfolio Trust concerning the filings and actions described herein.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the 4th day of December, 2001.

SIGNATURES                      TITLE


/s/ Richard T. Hale             Trustee and President of each Trust
-------------------             and Portfolio Trust
Richard T. Hale


/s/ Charles A. Rizzo            Treasurer (Principal Financial and Accounting
--------------------            Officer) of each Trust and
Charles A. Rizzo                Portfolio Trust


/s/ Charles P. Biggar           Trustee of each Trust and Portfolio Trust
---------------------
Charles P. Biggar

/s/ S. Leland Dill              Trustee of each Trust and Portfolio Trust
------------------
S. Leland Dill

/s/ Richard J. Herring          Trustee of each Trust and Portfolio Trust
----------------------
Richard J. Herring

/s/ Bruce E. Langton            Trustee of each Trust and Portfolio Trust
--------------------
Bruce E. Langton

/s/ Martin J. Gruber            Trustee of each Trust and Portfolio Trust
--------------------
Martin J. Gruber

/s/ Philip Saunders, Jr.        Trustee of each Trust and Portfolio Trust
------------------------
Philip Saunders, Jr.


/s/ Harry Van Benschoten        Trustee of each Trust and Portfolio Trust
-----------------------
Harry Van Benschoten